Management Agreement

THIS MANAGEMENT AGREEMENT (the "Agreement") effective as of the 6th day of November, 2007.

BETWEEN

TECTON CORPORATION
Bettlistrasse 35
8600 Dübendorf
Switzerland

(the "Company")

AND

Clive Massey
1065 Groveland Road
West Vancouver B.C.
CDN. v7s-1z3

(the "Executive")

WHEREAS:

A The Company is engaged in the acquisition of mining rights and the exploration of mining properties; and

B The Company and the Executive have agreed to enter into a management agreement for their mutual benefit.

THIS AGREEMENT WITNESSES that the parties have agreed that the terms and conditions of the relationship shall be as follows:

1 **Duties**

1.1 The Company appointed the Executive to undertake the duties and exercise the powers as **Vice President – Corporate Development** of the Company as may be requested of the Executive by the Company, and in the other offices to which the Executive may be appointed by the subsidiary companies of the Company, and the Executive accepts the office, on the terms and conditions set forth in this Agreement.

2 **Term**

2.1 This Agreement shall commence with effect from November 6, 2007 and terminate on November 1, 2009 unless terminated in accordance with the provisions of clause 7 of this Agreement.

3 **Compensation**

3.1 The fixed remuneration of the Executive for his or her services shall be at the rate of CAD $4,000.00 per month commencing on November 6, 2007 payable at the beginning of each calendar month.

3.2 In addition, the Executive may be compensated with options from time to time, at the discretion of the board of directors of the Company.

3.3 In addition to the above compensation, the Company, at its discretion, may award an annual bonus to the Executive, based on performance and as per industry standards, which bonus may not be given at all in any year. The payment of a bonus in any year

NVM

shall not be considered a precedent for any later year and the payment shall not fetter the Company's absolute discretion in future years to pay or not to pay a bonus.

3.4 Further to the above, the Executive will be eligible to receive a bonus of up to 2,250,000 common shares of the Company according the following:

(a) The Executive will be eligible to receive 150,000 common shares of the Company if the Executive is able to arrange financing of an additional US $300,000 to pay the final installment of the Wapata Property by November 14, 2007;

(b) The Executive will be eligible to receive 300,000 common shares of the Company if the Executive is able to bring on a joint venture partner(s) for the Wapata Property so that the Company meets the minimum work requirements as defined by the Province of Saskatchewan (approx. CAD $1,500,000) within the appropriate timeframe;

(c) The Executive will be eligible to receive 100,000 common shares of the Company if the Executive is able to co-ordinate the exploration of the Firefly Properties, including increasing the Company's landholdings in the surrounding area. The Company will examine the exploration program and landholdings on March 1, 2008 to determine if the Executive is eligible to receive these options;

(d) The Executive will be eligible to receive 250,000 common shares of the Company if the Executive is able to source out a near term production asset and complete the acquisition of such asset within the first year of this Agreement;

(e) The Executive will be eligible to receive up to 1,000,000 common shares of the Company if the Executive is successful in raising capital for the Company. The Company will issue 250,000 common shares for each US $1,000,000 that the Executive raises for the Company, up to a maximum of 1,000,000 shares;

(f) The Executive will be eligible to receive 150,000 common shares of the Company if the Executive is able to assist the Company in maintaining a minimum share price $1.00 for at least the first six months of this Agreement; and

(g) The Executive will be eligible to receive 300,000 common shares of the Company if the Executive is able to assist the Company in obtaining a listing for its common stock on the AMEX Stock Exchange.

The Executive will be eligible to receive an additional 750,000 common shares of the Company if all of 3.4(a) to (g) listed above are completed within two years of the effective date of the Agreement.

4 Authority

4.1 The Executive shall have, subject always to the general or specific instructions and directions of the Board of Directors of the Company, full power and authority to manage and direct the business and affairs of the Company (except only the matters and duties as by law must be transacted or performed by the Board of Directors or by the shareholders of the Company in general meeting), including power and authority to enter into contracts, engagements or commitments of every nature or kind in the name of and on behalf of the Company provided always that no contract shall be made which might involve the Company in an expenditure exceeding US$25,000 without the approval of the Board of Directors.

NVM

4.2 The Executive shall conform to all lawful instructions and directions given to the Executive by the Board of Directors of the Company, and obey and carry out the Bylaws of the Company.

5 Non-solicitation

5.1 The Executive also agrees that:

(a) during the term of this Agreement he or she will not hire or take away or cause to be hired or taken away any employee of the Company; and

(b) for a period of 12 months following the termination of this agreement, the Executive will not hire or take away or cause to be hired or taken away any employee who was in the employ of the Company during the 12 months preceding such termination.

6 Confidential Information

6.1 The Executive acknowledges that as the Vice President – Corporate Development and in any other position as the Executive may hold, he or she will acquire information about certain matters and things which are confidential to the Company, and which information is the exclusive property of the Company, including:

(a) names and locations of certain mining properties;

(b) trade secrets; and

(c) confidential information concerning the business operations or financing of the Company.

6.2 The Executive acknowledges that the information referred to in clause 6.1 could be used to the detriment of the Company. Accordingly, the Executive undertakes not to disclose same to any third party either during the term of this Agreement (except as may be necessary in the proper provision of the Executive's services under this Agreement), or after the termination of this Agreement, except with the written permission of an officer of the Company.

7 Termination

7.1 Either the Company or the Executive may terminate this Agreement at any time, provided that 14 days' notice has been delivered by the party terminating the Agreement.

8 Company's Property

8.1 The Executive acknowledges that all items of any and every nature or kind created or used by the Executive pursuant to this Agreement, or furnished by the Company to the Executive, and all equipment, automobiles, credit cards, books, records, reports, files, diskettes, manuals, literature, confidential information or other materials, shall remain and be considered the exclusive property of the Company at all times and shall be surrendered to the Company, in good condition, promptly at the request of the Company, or in the absence of a request, on the termination of this Agreement. The Executive hereby assigns any and all copyright to the Company on all literary and other artistic works created for the benefit of the Company towards which the Executive contributes, and the Executive waives any and all moral rights that may be associated with such works.

NVM

9 Assignment of Rights

9.1 The rights which accrue to the Company under this Agreement shall pass to its successors or assigns. The rights of the Executive under this Agreement are not assignable or transferable in any manner.

10 Notices

10.1 Any notice required or permitted to be given to the Executive shall be sufficiently given if delivered to the Executive personally or if mailed by registered mail to the Executive's address last known to the Company, or if delivered to the Executive via facsimile.

10.2 Any notice required or permitted to be given to the Company shall be sufficiently given if mailed by registered mail to the Company's head office at its address last known to the Executive, or if delivered to the Company via facsimile.

11 Severability

11.1 In the event that any provision or part of this Agreement shall be deemed void or invalid by a court of competent jurisdiction, the remaining provisions or parts shall be and remain in full force and effect.

12 Countersignatures

12.1 This Agreement may be signed in counterparts, each of which so signed shall be deemed to be an original (and each signed copy sent by electronic facsimile transmission shall be deemed to be an original), and such counterparts together shall constitute one and the same instrument and notwithstanding the date of execution, shall be deemed to bear the date as set forth above.

IN WITNESS WHEREOF this Agreement has been executed by the parties to it, the day, month and year first written.

TECTON CORPORATION
by its authorized signatory

Per: ______________________
Norman Meier
President

Executive:

____